UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 4, 2025
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Constitution Avenue, Philadelphia, Pennsylvania 19112
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2025 Annual General Meeting of Members (“AGM”) of Axalta Coating Systems Ltd. (“Axalta”) was held on June 4, 2025. The matters that were voted upon by Axalta’s members at the AGM and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, as applicable, are set forth below.

At the AGM, Axalta’s members: (i) elected nine directors, each for a term expiring at Axalta’s 2026 Annual General Meeting of Members (the “2026 AGM”); (ii) approved the appointment of PricewaterhouseCoopers LLP as Axalta’s independent registered public accounting firm and auditor until the conclusion of the 2026 AGM and the delegation of authority to Axalta’s Board of Directors, acting through the Audit Committee, to set the terms and remuneration thereof; and (iii) approved the compensation of Axalta’s named executive officers (“Say on Pay”) for 2024.

Election of Nine Directors:

Name	Votes For	Votes Withheld	Broker-Non-Votes

Jan A. Bertsch	190,576,461	878,000	10,051,959
William M. Cook	190,286,905	1,167,556	10,051,959
Tyrone M. Jordan	189,982,937	1,471,524	10,051,959
Deborah J. Kissire	189,005,491	2,448,970	10,051,959
Rakesh Sachdev	186,625,613	4,828,848	10,051,959
Samuel L. Smolik	190,775,211	679,250	10,051,959
Kevin M. Stein	190,479,966	974,495	10,051,959
Chris Villavarayan	190,780,577	673,884	10,051,959
Mary S. Zappone	190,475,294	979,167	10,051,959

Appointment of PricewaterhouseCoopers LLP:
Votes For	Votes Against	Abstentions

199,893,433	1,501,504	111,484

Say on Pay for 2024:
Votes For	Votes Against	Broker Non-Votes	Abstentions

189,602,022	1,689,413	10,051,959	163,026

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	June 9, 2025	By:	/s/ Alex Tablin-Wolf
Alex Tablin-Wolf
Senior Vice President, General Counsel and Corporate Secretary